UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

WINDTREE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Kelly Road, Suite 100 Warrington, Pennsylvania		18976
(Address of Principal Executive Offices)		(Zip Code)

(215) 488-9300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Merger Agreement and AEROSURF® Warrant Dividend

On December 21, 2018, Windtree Therapeutics, Inc. (the “Company”) and WT Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“CVie”), pursuant to which Merger Sub merged with and into CVie (the “Merger”), with CVie surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Under the terms of the Merger Agreement, the Company issued shares of its common stock, par value $0.001 per share (“Common Stock”), to CVie’s former shareholders, at an exchange ratio of 0.3512 share of Common Stock for each share of CVie outstanding prior to the Merger, resulting in the issuance of 16,265,060 shares of Common Stock being issued in exchange for the shares of CVie. The Merger closed on December 21, 2018 (“Closing Date”).

The Company will operate CVie, and its wholly-owned subsidiary CVie Therapeutics Limited, a Taiwan corporation organized under the laws of the Republic of China, as a business division focused on early development of drug product candidates in cardiovascular diseases. The Merger was undertaken by the Company as part of a strategic initiative to create stockholder value that resulted from a multi-year process focused on identifying strategic opportunities, including potential strategic alliances, collaborations (primarily outside the United States), joint development opportunities, acquisitions, technology licensing arrangements, as well as potential combinations (including by merger or acquisition) or other corporate transactions. Stifel, Nicolaus & Company, Incorporated acted as exclusive financial advisor to Windtree in this transaction.

In connection with the Merger, the board of directors of the Company declared a dividend to the holders of record of outstanding shares of Common Stock, and holders of certain warrants to purchase Common Stock, that were outstanding on December 20, 2018 of 0.5731 Series H AEROSURF Warrant, for each share of Common Stock held by a shareholder or each warrant held by a warrant holder, as applicable, on the record date (the “AEROSURF Warrants”). The Company expects to distribute AEROSURF Warrants that are exercisable for an aggregate of 2,962,781 shares of Common Stock. Each AEROSURF Warrant has a term of five years and provides for automatic exercise into one share of Common Stock, without any exercise price, upon the Company’s public announcement of the dosing of the first human subject enrolled in the Company’s Phase 3 clinical trial for AEROSURF.

On the Closing Date, the Company entered into an indemnification letter agreement (the “Indemnification Letter Agreement”) with Lee’s Pharmaceutical Holdings Limited (“Lee’s”), pursuant to which Lee’s agreed to indemnify the holders of issued and outstanding shares of Common Stock on December 20, 2018 (the “Indemnitees”) for any loss, liability, damage or expense, including reasonable attorney’s fees and expenses incurred by the Company in connection with or, as a result of, any material inaccuracy in any representation or warranty made by CVie in the Merger Agreement (notwithstanding that the representations and warranties made by CVie do not survive after the Effective Time). To secure Lee’s performance of this indemnity obligation, 984,000 of the shares issued to Lee’s affiliate in the Merger are being placed in escrow with Continental Stock Transfer & Trust Company for one year. A portion of the escrowed shares will be transferred to the Indemnitees as the sole and exclusive remedy for a successful indemnity claim.

Pursuant to the terms of the Merger Agreement, the Company agreed to file a resale registration statement with the Securities and Exchange Commission (the “Commission”) to register for subsequent resale the shares of Common Stock issued to the former CVie shareholders in connection with the Merger.

The shares were issued in the Merger pursuant to Regulation S and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and the AEROSURF Warrants were issued pursuant to a “no sale” exemption from registration under the Securities Act.

The foregoing descriptions of the Merger Agreement and the Indemnification Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, and the full text of the Indemnification Letter Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference. A description of the AEROSURF Warrants herein is qualified in its entirety by the text of the AEROSURF Warrants, which is filed as Exhibit 4.1 hereto.

The Merger Agreement is being filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Commission. Pursuant to the Merger Agreement, each of the Company and CVie made customary representations, warranties and covenants solely for the benefit of each other. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the Merger Agreement. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Private Placement Financing

Effective December 21, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) and a Registration Rights Agreement (“Registration Rights Agreement”) with select institutional investors (“Investors”), whereby the Company agreed to issue and sell to the Investors an aggregate of 11,785,540 shares of Common Stock at a price per share of $3.3132, for an aggregate cash purchase price of approximately $39.0 million (the “Financing”). In addition, Lee’s (through LPH II Investments Limited (“LPH II”), an affiliate) and Battelle Memorial Institute, converted $6.0 million and $1.0 million, respectively, of existing debt obligations in the Financing on the same terms as the Investors. In connection with the Financing, the Company issued (i) Series F Warrants (“Series F Warrants”) to purchase an aggregate of 2,003,541 shares of Common Stock, at an exercise price equal to $3.68 per share and (ii) Series G Warrants (the “Series G Warrants” and with the Series F Warrants, the “Financing Warrants”) to purchase an aggregate of 3,889,229 shares of Common Stock, at an exercise price equal to $4.05 per share. The Series F Warrants may be exercised after the date of issuance and through the 18-month anniversary of the date of issuance and the Series G Warrants may be exercised through the 5-year anniversary of the date of issuance. The Financing Warrants may not be exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 9.99% (or other percent as designated by each holder) of the Company’s outstanding shares of Common Stock. The Financing Warrants contain customary provisions that adjust the Exercise Price and the number of shares of common stock into which the Financing Warrants are exercisable in the event of a corporate transaction.

Pursuant to the Registration Rights Agreement, the Company has agreed to file by May 1, 2019 a resale registration statement with the Commission to register for subsequent resale the shares of Common Stock issued in the Financing and the shares of Common Stock to be issued upon exercise of the Financing Warrants.

The description of the terms and conditions of the SPA and the Registration Rights Agreement and the rights and obligations of the Company and the Investors in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the SPA and the Registration Rights Agreement, forms of which are attached hereto as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference. A description of the Financing Warrants herein is qualified in its entirety by the text of the Series F Warrants, which is filed as Exhibit 4.2 hereto, and the text of the Series G Warrants, which is filed as Exhibit 4.3 hereto.

The SPA and the Registration Rights Agreement are being filed in order to provide investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Commission. Pursuant to each of the SPA and Registration Rights Agreement, each of the Company and the Investors made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Merger and the Financing is incorporated by reference into this Item 3.02.

Item 5.01     Changes in Control of Registrant.

The information set forth in Item 1.01 regarding the Merger and the Financing is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Directors

On December 21, 2018, the Company’s board of directors appointed James Huang and Brian Schreiber, M.D., to be directors of the Company and appointed James Huang as the Chairman of the board of directors.

Mr. Huang is currently a founding and Managing Partner to Panacea Venture. Panacea Venture is a venture capital firm that invests in early and growth stage healthcare and life sciences companies worldwide. Since 2011, Mr. Huang has served as a Managing Partner of Kleiner Perkins Caufield & Byers (KPCB) – China, focusing on the firm’s life sciences practice. Mr. Huang has made more than 15 investments in China since 2007. Prior to joining KPCB China, Mr. Huang was a Managing Partner at Vivo Ventures, a venture capital firm specializing in life sciences investments. Prior to joining Vivo in 2007, Mr. Huang was president of Anesiva, a biopharmaceutical company focused on pain-management treatments. During his 20-year career in the pharmaceutical and biotech industry, Mr. Huang also held senior roles in business development, sales, marketing and R&D with Tularik Inc. (acquired by Amgen), GlaxoSmithKline LLC, Bristol-Meyers Squibb and ALZA Corp. (acquired by Johnson & Johnson). Mr. Huang is Chairman of Board at Kindstar Global, JHL Biotech and XW Laboratory and Director at ChiralQuest, Zenesis, and CASI Pharmaceuticals. Mr. Huang received an M.B.A. from the Stanford Graduate School of Business in 1992 and a B.S. degree in chemical engineering from the University of California, Berkeley.

Brian Schreiber, M.D. is a Board-Certified Nephrologist and Internist with extensive industry and clinical experience, specializing in rare diseases. Dr. Schreiber is currently the Chief Medical Officer for Cerium Pharmaceuticals, a company who leverages the basic drug discovery work performed by others and moves drug candidates through the clinical and regulatory development processes. In 2015, Dr. Schreiber was also President and Managing Partner for Metabolism Disease Consultants, focusing on drug development, clinical trial design and in-licensing clinical guidance. Dr. Schreiber also served as Vice President of Medical Development at Relypsa and spent 14 years at Sigma-Tau Pharmaceuticals as the head of its Medical Affairs Department. Dr. Schreiber’s clinical experience includes his role as Chief Medical Director of Dialysis Care Inc., a multi-center dialysis chain providing services in the Northeast and Central Wisconsin and Chairman of Nephrology at LaSalle Clinic, Affinity Medical System, serving as its first president until 2001. Dr. Schreiber has also continued his activities in academia as Assistant Clinical Professor of Medicine, Department of Medicine, Division of Nephrology, Medical College of Wisconsin since 2001, and has published numerous academic papers, given a variety of lectures, and ran various symposia.

Item 8.01     Other Events.

On December 21, 2018, the Company issued a press release announcing that it had consummated the Merger and the Financing. A copy of that press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

All information included in the press release is presented as of the date thereof, and the Company assumes no obligation to correct or update such information in the future.

Financial Update

As of December 21, 2018, the Company has pro forma cash and cash equivalents of $29.4 million, after deducting the estimated offering and merger related expenses of approximately $3.0 million.

In connection with the Merger, the Company assumed approximately $8.0 million in CVie debt, including (i) $4.5 million in a bank credit facility currently due in March 2020, and (ii) $3.5 million due to LPH II (“Lee’s Debt”). The Company is currently in discussions with Lee’s regarding the timing of payment of the Lee’s Debt and it is expected that payment will be made in the first quarter of 2019.

The Company currently has 42.2 million fully-diluted shares outstanding and 76.2 million available for future issuance.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file with the Commission the financial statements relating to CVie under cover of Form 8-K/A, no later than 71 calendar days after the date the information provided under Item 1.01 on this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The Company intends to furnish with the Commission pro forma financial information relating to the Merger described in Item 1.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date the information provided under Item 1.01 on this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of AEROSURF Warrant
4.2	Form of Series F Warrant
4.3	Form of Series G Warrant
10.1

Merger Agreement, dated December 21, 2018, by and among the Company, WT Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Parent, and CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.*

10.2	Indemnification Letter Agreement, dated December 21, 2018 by and between the Company and Lee’s Pharmaceutical Holdings Limited.
10.3	Securities Purchase Agreement, dated December 21, 2018 by and among the Company and the purchasers named on Schedule I thereto.
10.4	Registration Rights Agreement, dated December 21, 2018 by and among the Company and the purchasers named on Schedule I thereto.
99.1	Press Release of Windtree Therapeutics, Inc., dated December 21, 2018.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2018	Windtree Therapeutics, Inc. By: /s/ Craig Fraser Craig Fraser President and Chief Executive Officer